Exhibit D-2

                           BEFORE THE

              TENNESSEE PUBLIC SERVICE COMMISSION




IN THE MATTER OF THE APPLICATION   )
OF ARKANSAS POWER & LIGHT COMPANY  )
FOR AUTHORIZATION TO ENTER INTO    )                DOCKET NO. ________
CERTAIN FINANCING TRANSACTIONS     )
DURING THE YEARS 1996 THROUGH 2000 )


                     A P P L I C A T I O N


      Arkansas  Power & Light Company ("AP&L" or the  "Company"),

respectfully states:

      1.    AP&L is a corporation organized under the laws of the

State of Arkansas.  The Company's property consists of facilities for  the  generation, transmission, and distribution of  electric power and energy to the public and of other property necessary to repair, maintain, and operate those facilities.  These facilities

are  located  principally  in  the State  of  Arkansas.   Certain

distribution and transmission facilities for wholesale  customers are  located in the State of Missouri and distribution lines  are located in a small portion in the State of Tennessee.

      2.    AP&L is a public utility under Arkansas and Tennessee

law,  and  as such is subject to the jurisdiction of the Arkansas

Public  Service  Commission ("APSC")  and  the  Tennessee  Public

Service Commission ("TPSC" or "Commission").  AP&L has applied to the  APSC  for  authorization  to enter  into  certain  financing transactions hereinafter described.  A copy of the Application to the  APSC  is  attached hereto as Exhibit 1.  Applicant  is  also subject  to  the  jurisdiction  of the  Securities  and  Exchange

Commission  ("SEC") under the Public Utility Holding Company  Act of  1935,  as  amended (the "1935 Act"), as an  electric  utility subsidiary of Entergy Corporation, a registered holding  company.

It is, therefore, necessary for AP&L to comply with the rules and regulations  promulgated by the SEC under the 1935  Act  and,  in

certain  instances,  to  secure  the  approval  of  the  SEC   in

connection with the transactions proposed herein.

      3.   AP&L proposes to implement its new financing plan  for

the  period January 1, 1996, through December 31, 2000, providing for  the issuance and sale by the Company, from time to time,  of

(a)  one or more new series of the Company's first mortgage bonds

("First  Mortgage  Bonds")  and/or one  or  more  series  of  the

Company's  debentures  ("Debentures")  in  a  combined  aggregate principal  amount not to exceed $870,000,000,  (b)  one  or  more series of monthly or quarterly (or as otherwise determined at the time of sale) income preferred securities through the creation of a special purpose entity ("Entity Interests") and one or more new series of the Company's preferred stock ("Preferred Stock") in  a combined  aggregate  principal amount not to exceed  $200,000,000 and  (c)  not  in  excess  of 8,000,000 authorized  but  unissued additional shares of the Company's Common Stock for an  aggregate cash  consideration  not to exceed $100,000,000  and  for  AP&L's entry into arrangements for the issuance and sale, by one or more governmental  authorities  (each an "Issuer"),  of  one  or  more series  of tax-exempt bonds in an aggregate principal amount  not to exceed $67,000,000 ("Tax-Exempt Bonds").

       4.    AP&L  hereby  applies  to  the  TPSC  for  an  order

authorizing  it  to  implement its new financing  plan,  as  more specifically described in the Company's Application to the  APSC,

attached  hereto  as  Exhibit 1, and in the Direct  Testimony  of

Steven C. McNeal before the APSC, attached hereto as Exhibit 2.

      5.   In order to take advantage of favorable capital market

conditions, it is essential that AP&L be able to proceed with the authority  requested herein when presented with opportunities  to enhance its financial flexibility and/or reduce its capital cost.

Therefore, AP&L requests that the Commission consider and act  on this  Application expeditiously and enter an order on  or  before

December 29, 1995.

      6.    The  names  and addresses of the representatives  and

attorneys for AP&L are:

                    James P. Herden
                    Arkansas Power & Light Company
                    P.O. Box 551
                    Little Rock, Arkansas 72203
                    Telephone:  (501)377-4475

                    Paul B. Benham III
                    Allison Graves
                    Friday, Eldredge & Clark
                    2000 First Commercial Building
                    400 West Capitol Avenue
                    Little Rock, Arkansas 72201-3493
                    Telephone:  (501)376-2011

     WHEREFORE, Arkansas Power & Light respectfully requests that the  Commission enter its order on or before December  29,  1995,

(a)  authorizing the Company to issue and sell  in  one  or  more series,  from time to time not earlier than January 1, 1996,  and not  later  than  December 31, 2000, in each  case  in  a  manner described herein and in Exhibit 1 and Exhibit 2 attached  hereto:

(i)  the  First  Mortgage Bonds and Debentures  in  an  aggregate principal  amount  not to exceed $870,000,000,  (ii)  the  Entity

Interests  in  an  aggregate  principal  amount  not  to   exceed

$200,000,000  (including  the  issuance  to  the  Entity  of  the

Company's Entity Subordinated Debenture in an aggregate principal amount  not  to  exceed  $200,000,000)  when  combined  with  the authority  requested for the issuance of Preferred  Stock,  (iii)

the  Preferred  Stock, in an aggregate par value  or  involuntary

liquidation   value,  as  the  case  may  be,   not   to   exceed

$200,000,000, when combined with the authority requested for  the issuance  of Entity Interests and Entity Subordinated  Debentures

(iv)  the  Common  Stock, not to exceed 8,000,000  shares,  at  a minimum  price  of  $12.50 per share, for  an  aggregate  maximum consideration of $100,000,000, and (v) the Tax-Exempt Bonds in an

aggregate  principal  amount not to exceed  $67,000,000  and,  in connection therewith, the Company requests authorization to enter into  the  Agreement related thereto as contemplated hereby;  (b)

authorizing  the Company to apply the proceeds from the  sale  of the  First  Mortgage Bonds, the Debentures, the Entity  Interests

and  Entity Subordinated Debentures, the Preferred Stock, and the

Common  Stock for the purposes set forth in Exhibit 1 and Exhibit

2  attached hereto; (c) authorizing the Company to take all other action and to enter into all other agreements necessary therefor,

including  the  issuance of one or more new series of  Collateral

Bonds  in  an  aggregate  amount not to  exceed  $72,000,000,  as described  in  Exhibit  1  and Exhibit 2  attached  hereto,  such authorization for Collateral Bonds being separate and apart  from the  authorization granted by this Commission  in  its  Order  of

Docket No. 93-07178 and separate and apart from the authorization herein  requested  for the issuance and sale  of  First  Mortgage

Bonds; and (d) granting all other proper relief.

     DATED this 27th day of October, 1995.

                              ARKANSAS POWER & LIGHT COMPANY

                              By:  FRIDAY, ELDREDGE & CLARK
                              2000 First Commercial Building
                              400 West Capitol
                              Little Rock, Arkansas 72201-3493
                              Attorneys for Applicant


                              By:________________________________
                                 PAUL B. BENHAM III, #71007



                          VERIFICATION

STATE OF ARKANSAS   )
                    ) ss.
COUNTY OF PULASKI   )

      I,  Paul  B. Benham III, one of the attorneys for AP&L,  on oath  state that I have read the foregoing Application  and  that the statements set forth therein are true and correct to the best of my knowledge and belief.



___________________________________
                                   Paul B. Benham III



      SUBSCRIBED AND SWORN to before me, a Notary Public, on this

____ day of October, 1995.




___________________________________
                                   Notary Public

My Commission Expires:

    9/1/2001